EXHIBIT 10.14

                                      LEASE



                                    SECTION 1



     SECTION 1.1. REFERENCE INFORMATION. Reference in this Lease to any of the following shall have the meaning set forth below:

         Date of this lease:  1 October 1995

     Premises: Approximately 31,917 square feet of floor space identified as the Premises Part A and Part B on the plan attached hereto as Exhibit B of Building Number 7 (the "Building") on the lot (the "Site") situated at 150 Sohier Road, Beverly, Massachusetts, together with the unassigned parking spaces (located in the parking area adjoining the Building) as shown on the plan attached hereto as Exhibit A.

     Landlord: Communications & Power Industries, Inc., a Delaware corporation

     Address of Landlord: 150 Sohier Road, Beverly, Massachusetts 01915

     Tenant: Converter Power Inc., a Massachusetts corporation

     Address of Tenant: 148 Sohier Road, Beverly, Massachusetts 01915

     Commencement Date: Part A, 1 October 1995; Part B, January 1, 1996

     Expiration Date: 30 September 2000

     Premises  Square  Footage:

     Part A - 5,760 square feet; and

     Part B - 26,157 square feet for a total of approximately 31,917 square feet.

     Building Square Footage: Approximately 39,576 square feet.

     Annual Fixed Rent Rate During Initial Term:

Part A (5,760 square feet): _________ 1, 1995 to December 31, 1995: $3,120/mo.

     Part A and B (31,917  square  feet):
     January 1, 1996 to
     August  31,  1998:  $17,288.38/mo.
     September 1, 1998 to
     August 31, 2000:  $18,136.13/mo.



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     Permitted Uses:  Office,  light  manufacturing and storage

     Security Deposit:  None

     Broker: Hunneman Commercial Company,  Boston, MA; Mr. Greg Klemmer.


     SECTION  1.2.  EXHIBITS.   The  following  Exhibits  are  attached  to  and
incorporated in this Lease:

     Exhibit A: Site Plan

     Exhibit B: Plan of Premises (Part A & B)

     Exhibit C: List of Hazardous  Substances  Used By Tenant

     Exhibit D: List of  Environmental Reports


                                    SECTION 2

                                PREMISES AND TERM


     SECTION 2.1. PREMISES. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and subject to the terms and provisions of this Lease. Landlord is the owner in fee simple of the Premises, the Building, and the Site. Tenant shall have the right of full and unrestricted ingress to and egress from the Premises.

     Notwithstanding the foregoing, it is understood and agreed that (a) certain property of Landlord may remain on the Premises after the Commencement Date, but shall be removed by Landlord, at it's sole cost and expense on or before January 1, 1996 and (b) as of the date hereof, there is no interior wall separating the Premises from the remaining portion of the Building not included in the Premises. It is also understood that another tenant, Multilevel Metals, Inc., or any successor occupant thereto, with reasonable notification to Converter Power, Inc., shall have the right of full and unrestricted ingress to and egress from the loading dock through the Leased Premises of Converter Power, Inc. to access Multilevel Metal, Inc.'s (or such successor's) Leased Premises as approved and directed by Converter Power, Inc.

     SECTION 2.2. TERM. TO HAVE AND TO HOLD for an initial term (the "Initial Term") beginning on the Commencement Date and ending on the Expiration Date, unless sooner terminated as hereinafter provided. The initial Term shall be subject to the extensions provided for in Section 2.3. The Initial Term and the Extended Term (as hereinafter defined), if Tenant exercises its right to extend this Lease in accordance with the terms of Section 2.3, shall be collectively referred to herein as the "Term".

     SECTION 2.3. EXTENSION. If no Event of Default (as hereinafter defined) shall have occurred and be continuing (either on the date that Tenant exercises its right to extend the Term of this Lease or on the date that the Extended Term is to commence), Tenant is hereby granted the right to extend the Term of this Lease beyond the Initial Term for one additional 5-year period (the "Extended Term"), exercisable upon not less than twelve (12) months prior written notice



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to Landlord.  During the Extended  Term, all of the terms and conditions of this
Lease shall continue in force and effect. The annual fixed rent rate during the extension term shall be the fair rental value of the premises on September 1, 2000 but not less than the rent paid during the extension term shall be the fair rental value of the premises on September 1, 2000 but not less than the rent paid during the last year of the original term. The parties shall first attempt to agree on fair rental value. In the event that the parties shall fail to agree on fair rental value by January 1, 2000 respectively, the matter shall be submitted to arbitration under the rule of the American Arbitration Association. Each party shall chose as an arbitrator a licensed real estate broker whose principal business is the leasing of commercial real estate in the greater Beverly Area, and the two arbitrators shall choose a third arbitrator with similar qualifications. The decision of two arbitrators shall be binding on the
parties.   The  arbitrators  shall  attempt  to  reach  a  decision  before  the commencement of the extended term. In the event that they have not reached a decision by that time, the tenant shall pay the same rent as in the last year of the previous term and pay any additional rent due within ten days of the arbitrator's decision.



                                    SECTION 3

                              CONDITION OF PREMISES

     SECTION 3.1. Condition of Premises. Tenant agrees to accept the Premises in its present "AS IS" condition. Landlord shall have no obligation to perform any work or construction. If Tenant shall desire to perform any work or construction, the same shall be done only in accordance with this Lease. Landlord represents that the Premises has a Certificate of Occupancy to permit its use for manufacturing, warehousing, and offices.



                                    SECTION 4

                                   FIXED RENT

     SECTION 4.1. THE FIXED RENT. Tenant shall pay rent (the "Fixed Rent") to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rent Rate set forth in Section 1, in equal installments equal to 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term, and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

         SECTION 4.2. ADDITIONAL RENT. Tenant's Proportionate Share of Additional Rent includes Utilities which is 14.6% for Premises Part A, and 66.1% for Premises Part B (or a total of 80.7% for the entire Premises (As "Utilities" are hereinafter defined in Section 7.1), shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Tenant's proportionate share of Additional Rent and the same shall be payable monthly, during each 12-month period of the lease term, in advance, on the first day of each calendar month included in the Term, and for any portion of a calendar month at the beginning or the end of the Term, at the rate payable in advance for such portion. Landlord shall deliver to Tenant within sixty (60) days after the expiration of



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each calendar year a reasonably  detailed  statement  showing  Tenant's Share of
Actual Additional Rent incurred during the preceding year. If Tenant's payments under this Section 4.2 during said preceding year exceed Tenant's Proportionate Share as indicated on said statement, Tenant shall be credited the amount of such over-payment against Tenant's Proportionate Share of Additional Rent next becoming due. If Tenant's payment under this Section 4.2 during said preceding year are less than Tenant's Proportionate Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after the delivery by Landlord to Tenant of said statement. Tenant shall have the opportunity upon written request to Landlord to review the books and records of Landlord relating to the charges reflected in such statement and may, within 60 days after the delivery of such statement, contest any such statement if Tenant reasonably believes that it is inaccurate. No such review or contest shall affect the obligations of Landlord and Tenant to make credits and payments on the basis of such statements as aforesaid, but upon resolution of any contest, a readjustment of any such credit or payment shall promptly be made.



                                    SECTION 5

                           REAL ESTATE AND OTHER TAXES

     SECTION 5.1. REAL ESTATE TAXES. Landlord, at its sole cost, shall pay all real property taxes and general and special assessments levied or assessed against the Site during the Term, excluding any increases in such taxes resulting from (i) improvements to the Premises made by or for Tenant, or (ii) any increase in such taxes assessed against the tax lot of which the Building is a part above the taxes assessed for fiscal year 1995, plus 2-1/2%. Any increase in taxes against the tax lot of which the Building is a part shall be allocated proportionally to the Premises based upon square footage of occupied buildings on such tax lot. Tenant shall reimburse Landlord upon demand as Additional Rent the amount of such increases in taxes and assessments.

     SECTION 5.2. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, licenses, fees and other charges (Taxes) that are levied or assessed against Tenant's personal property installed or located in or on the Premises which become payable during the Term. Upon Landlord's demand, Tenant shall furnish Landlord with satisfactory evidence of these payments.

     If any Taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of Landlord's property is increased by the inclusion of a value placed on Tenant's personal property, Tenant, on demand, shall immediately reimburse Landlord the sum of the Taxes levied against Landlord on account of Tenant's personal property, or the proportion of the Taxes resulting from the inclusion of Tenant's personal property in Landlord's assessment. Landlord shall have the right to pay such Taxes without incurring any liability to Tenant and without necessity of contesting their validity, but will assign all rights Landlord may have to contest these Taxes to Tenant upon Tenant's written demand therefor.


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                                    SECTION 6

                                    INSURANCE

     SECTION 6.1.TENANT'S INSURANCE. Tenant shall at all times during the Term of the Lease maintain, at its sole cost, a standard policy of fire and extended coverage insurance in an amount customary in reasonable business practice covering Tenant's trade fixtures, furnishings, equipment and all other items of personal property of Tenant as well as any minor improvements or Improvements constructed for or by Tenant and all property for which Tenant is responsible.

     Tenant shall also maintain during the Term of this Lease, comprehensive general public liability insurance covering its use, occupancy and maintenance of the Premises and all areas appurtenant thereto. Such coverage, at the commencement of the Term, shall have a minimum single limit of liability of at least Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence and, from time to time during the Term, shall be for such higher limits as are reasonably required by Landlord. Such insurance shall be written to apply to all bodily injury, property damage and other covered loss during the Term of the Lease. Further, Tenant shall maintain Worker's Compensation insurance and all other legally required insurance coverage in at least the minimum amount mandated by statute. All of Tenant's insurance policies shall provide primary coverage for the matters covered thereby and Landlord's insurance shall have no obligation to contribute. Tenant's policies for comprehensive general liability shall name Landlord as an additional insured party.

     SECTION 6.2. LANDLORD'S INSURANCE. Landlord, at its sole cost, shall obtain and keep in force during the Term of this Lease a standard policy of fire and extended coverage insurance on the Site on which the Premises are located and in an amount customary with Landlord's business practice. Landlord shall also maintain a standard policy of public liability insurance insuring against liability arising out of Landlord's ownership of the Premises, the Site and all areas appurtenant thereto in an amount of not less than Two Million Dollars ($2,000,000) per occurrence.

     SECTION 6.3. WAIVER OF SUBROGATION. Landlord shall cause each insurance policy carried by Landlord insuring the Premises against loss by fire and causes covered by standard extended coverage, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and its fixtures and contents against loss by fire and causes covered by standard extended coverage, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual Waiver of Subrogation is contained in this Lease. This waiver of right of recovery applies also to loss or damage within Landlord's or Tenant's respective deductible or self-insured retentions.

     SECTION 6.4. INSURANCE POLICIES. Insurance required of Tenant hereunder shall be provided by companies licensed to do business in the state of



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Massachusetts,  satisfactory  to Landlord and having A.M.  Best's  rating of not less than A. Prior to the  commencement  of this Lease,  Tenant shall deliver to
Landlord  copies  of  policies  of  insurance   required  under  this  Lease  or
certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration or cancellation of any or all such policies, furnish Landlord with renewals or binders thereof or replacement policies; if Tenant fails to do so, Landlord may obtain such insurance and charge the cost thereof and interest thereon to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything on or about the Premises which shall invalidate any of the insurance policies required to be carried hereunder or make any such insurance unobtainable.

                                   SECTION 7

                UTILITIES; MAINTENANCE EXPENSES; FIRE ALARMS AND
                               SPRINKLER SYSTEMS

     SECTION 7.1. UTILITIES. Landlord shall provide electrical, water and gas services and reasonable amounts of compressed air to the Premises (the "Utilities"), the cost of which shall be paid for by Tenant pursuant to Section
4.2. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

     SECTION 7.2. MAINTENANCE EXPENSES. To the extent repairs or maintenance covered by Section 9 are required due to Tenant's negligence or willful misconduct, Landlord shall effect such repairs or maintenance at Tenant's sole expense.

     SECTION 7.3. FIRE ALARMS AND SPRINKLER SYSTEMS. Landlord shall maintain the fire alarms and sprinkler systems for the Premises and fire extinguishers that presently are located in Premises.



                                   SECTION 8

                              HAZARDOUS SUBSTANCES

     SECTION 8.1. USE OF HAZARDOUS SUBSTANCES. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority and/or (iii) a basis for liability to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in, on or about the Premises (or permit any of its agents or employees to engage in any activity in, on or about the Premise) which constitutes the generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of a Hazardous Substance except in strict compliance with Applicable Law (as hereinafter defined), and provided, such generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of Hazardous Substance does not expose the Premises, the Building, the




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Site and/or  neighboring  properties to any risk of contamination or damage,  or expose Landlord or any Lender (as hereinafter defined) to any liability therefor. Notwithstanding anything to the contrary contained herein, in no event shall Tenant, its agents, employees, contractors, social guests, or business invitees (a) generate, possess, manufacture, store, use, transport, handle, treat, release, deposit and/or dispose of any Hazardous Substance other than the Hazardous Substances identified on Exhibit C attached hereto, which may not exceed the specific volume or quantities identified therein, without the prior written consent of Landlord, which consent may by withheld in Landlord's sole and absolute discretion and/or (b) introduce, in any manner, any Hazardous Substances in or through the plumbing and/or sewer systems servicing any portion of the Site. Without limiting the foregoing, Tenant shall introduce only domestic sewage into the plumbing and sewer systems in compliance with Applicable Laws, including the rules and regulations of the South Essex Sewer District. In addition, with respect to the presence, generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of any Hazardous Substance in, on, under or about the Premises as may be allowed hereunder, Tenant shall give Landlord such additional assurances as Landlord, in its subjective, good faith discretion, deems necessary to protect itself, the public, the Premises, the Building, the Site and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before the expiration or earlier termination of this Lease) of reasonably necessary protective modifications to the Premises (such as concrete
encasements   or  other   containments),   provided  that  no  such   protective
modifications applicable to the use of the items listed on Exhibit C may be required in excess of measures necessary to comply with Applicable Law. Tenant
shall  be  solely   responsible  for  providing  any  notice  of  the  presence, generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of any Hazardous Substance to persons occupying or entering the Premises, the Building and/or the Site and to neighboring properties. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, upon Landlord's request and in compliance with all Applicable Laws: (i) remove, remediate, abate, and/or dispose of any Hazardous Substance stored or otherwise located in, on, under or about the Premises, the Building and/or the Site (including, without limitation, general decontamination of workspaces and duct-work) by Tenant, its agents, employees, contractors, social guests, or business invitees; (ii) remove, remediate, abate, dispose of and/or replace any soil (and compact the same as then required by law or by Landlord) contaminated by Tenant, its agents,
employees,   contractors,   social  guests,  or  business  invitees;  and  (iii)
remediate, remove, abate and/or dispose of any surface water, or ground water contaminated by Tenant, its agents, employees, contractors, social guests, or business invitees; such that the Premises, the Building and the Site are free from any Hazardous Substances which were generated, possessed, manufactured, stored, used, transported, handled, treated, released, deposited and/or disposed of by Tenant, its agents, employees, contractors, social guests, or business invitees.

     SECTION 8.2. DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give



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oral  notice of such fact to  Landlord,  followed as soon as possible by written notice to Landlord. Such oral and written notice shall be made for any release or discharge of any quantity of Hazardous Material at the site that (i) is likely to come in contact with soil or groundwater or (ii) is more than one pound by weight or (iii) cannot be cleaned up within 15 minutes. Such notice shall include a complete description of the type and quantity of Hazardous Material released or discharged, the location of the release or discharge and the regulatory agencies notified. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises. Tenant acknowledges that it, and not Landlord, is in charge of the Premises for purposes of all reporting requirements under any Applicable Law.

     SECTION 8.3. INDEMNIFICATION. Tenant shall indemnify, protect, defend and hold Landlord its agents, employees, partners, co-managing directors, lenders, the Premises, the Building and the Site harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving the presence, generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of any Hazardous Substance in, on, under or from the Premises on or after the Commencement Date and continuing during the Term and any extension thereof due to the activities of Tenant, its agents, employees, contractors, social guests or business invitees on or about the Site. Tenant's obligations under this
Section 8 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, its agents, employees, contractors, social guests, or business invitees, and the cost of investigation (including, without limitation, consultants' and attorneys' reasonable fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved and any costs and fees related to the generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of any Hazardous Substances by Tenant, its agents, employees, contractors, social guests, or business invitees, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

     Landlord shall indemnify, protect, defend and hold Tenant, its agents, and employees, harmless from and against any and all claims by third parties against Tenant for loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving the presence, generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of any Hazardous Substance in, on, under or from the Site before the Commencement Date or due to the activities of Landlord, its agents, employees, contractors, social guests, or business invitees on or about the Site. Landlord's obligations under this Section 8 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Landlord or the prior tenants of the Site, and the cost of Tenant's investigation (including consultant's and attorney's reasonable fees and



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


testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved and any costs and fees related to the generation, possession, manufacture, storage, use, transportation, handling, treatment, release, deposit and/or disposal of any Hazardous Substances by Landlord, its agents, employees, contractors, social guests, or business invitees, and shall survive the expiration or earlier termination of this Lease.

     SECTION 8.4. HAZARDOUS SUBSTANCE HANDLING. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Subject to Tenant's compliance with the provisions of this Section 8, Tenant shall cause any and all Hazardous Substance used, stored, released, generated, manufactured or produced on the Premises to be removed, transported and disposed of solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Substance. In no event shall Tenant dispose of any Hazardous Substance on, in, under or about the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Substance to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all Applicable Law. Tenant shall not take any remedial action in response to the presence of any Hazardous Substance in or about the Premises, nor enter into any settlement agreement, consent decree or other agreement in respect to any complaint or claim relating to any Hazardous Substance in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene and otherwise appropriately assert and protect Landlord's and Landlord's predecessor's, Varian Associates, Inc. ("Varian") interests in the contemplated action; however, notwithstanding anything to the contrary contained herein, Tenant shall immediately take any action as necessary to respond to any spills or releases of Hazardous Substances and shall immediately inform Landlord of the details of all such events and such actions taken.

     SECTION 8.5. WAIVER AND RELEASE. Tenant acknowledges that Landlord has made available to Tenant the environment reports regarding the Site listed on Exhibit D attached hereto and that no environmental testing has been performed on the Premises or the Building, so that Landlord and Tenant have no knowledge whether any Hazardous Substances are present in, on, under or about the Premises or in, under or about the Building (except to the extent that any Hazardous Substances are utilized by Landlord in connection with the operation of its business in the Building or the presence of any Hazardous Substances is disclosed in the environmental reports listed on Exhibit D). Subject to the provisions of section 8.3, Tenant hereby waives, releases and discharges Landlord and Varian, and each of Landlord's and Varian's officers, directors, shareholders, partners, employees, agents, representatives, attorneys, successors and assigns from any and all environmental suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs and expenses of whatever kind, or unknown, including any action under the Comprehensive Environmental Reponse, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended ("CERCLA") and the provisions of the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21 C and the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E, as amended, which Tenant has or may have, based upon the presence, discharge, treatment, recycling, use, migration, storage, generation, release, or transportation to or from the Premises of any Hazardous Substance or the environmental condition of the Premises (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder) on and after the Commencement Date.

     SECTION 8.6. ENVIRONMENTAL REMEDIATION. Tenant acknowledges that Landlord has informed Tenant that Landlord and Varian are in the process of conducting investigations of the Hazardous Substances located on the Site (collectively, the "Investigations") and that Landlord and Varian shall complete such remediation of the Site as Landlord and Varian deem appropriate based upon the results of such investigations (the "Remediation"). Notwithstanding anything to the contrary contained herein, Landlord and Varian reserve the right to conduct and complete the Investigations and Remediation on the Site, including, without limitation, in, under and about the Premises, and, to that end, Landlord and its agents, consultants and employees including Varian employees, agents and consultants shall have the right to enter upon the Premises to undertake the Investigations and Remediation, and Tenant's use and access to the Premises, the Building, the parking areas and the Site may be limited by the activities conducted by Landlord and Varian and Landlord's and Varian's agents, consultants and employees in connection with the Investigations and Remediation; provided, however that Landlord and Varian shall use reasonable efforts to minimize any limitation of and/or disruption to Tenant's use and access to the Premises, the Building, the parking areas and the Site as a result of the Investigations and Remediation on the Site. Without limiting the foregoing, Landlord reserves the right to re-assign parking spaces to Tenant; provided, however, that in no event shall less than one hundred thirty (130) parking spaces be assigned to Tenant at any time during the Term.

     SECTION 8.7. COOPERATION WITH VARIAN. Tenant shall cooperate with Varian and Landlord in the conduct of Investigations and Remediation, shall not unreasonably interfere with Varian's activities and shall cooperate with Varian's efforts to accomplish the Investigations and Remediations in a cost effective and reasonable manner. Tenant shall provide Landlord with reasonable written notice of any construction at or alterations to the site which may adversely affect such Investigations and Remediation. Provided Tenant complies with this Section 8.7, if the exercise of rights under Section 8.6 deprives Tenant of the use of a material portion of the Premises for more than 5 days after notice to Landlord, Tenant shall be entitled to an equitable abatement of rent until such use is restored.

     SECTION 8.8. COOPERATION WITH AGENCIES. Tenant shall cooperate with governmental agencies to the extent reasonably necessary for Varian to perform the Investigations and Remediation.

     SECTION 8.9. PERFORMANCE OF TESTING. Tenant shall provide reasonable advance written notice to Landlord, which notice shall not be less than fifteen
(15) working days (unless a shorter period is necessitated by legal or regulatory requirements, in which case notice shall be provided as much in advance as is reasonably practical), before performing or causing to be performed any Hazardous Material testing of the soils, groundwater or surface waters at or near the site, including installation of soil borings or monitoring wells or testing of soils, groundwater or surface waters. Tenant shall promptly furnish Landlord with a copy of all test results.

     SECTION 8.10. OSHA ASBESTOS NOTIFICATION. Pursuant to 29 CFR ss. 1910.1001, Landlord hereby notifies Tenant that Landlord has good cause to believe that asbestos containing materials or materials presumed to contain asbestos, as those terms are defined in the OSHA regulations identified above, are located in the Premises. The materials containing or presumed to contain asbestos are located in vinyl asbestos tiles and in roofing materials.

                                    SECTION 9

                              LANDLORD'S COVENANTS

     SECTION 9.1. BUILDING MAINTENANCE. Subject to 7.2, Sections 8, 10 and 11, Landlord shall maintain and repair the exterior walls (exclusive of the interior surfaces of the exterior walls, all of which Tenant shall maintain and repair), doors, windows, roof, foundation, structural supports of the Building and, the Building's and Premises' heating and ventilation. Landlord shall have no obligation to make any such repairs until a reasonable time after Landlord's receipt of written notice from Tenant specifying the need for such repairs. Notwithstanding the foregoing, any emergency repairs shall be done as quickly as practicable.

     SECTION 9.2. COMMON AREA MAINTENANCE. Subject to Sections 7.2, 8, 10 and 11, Landlord shall maintain and repair the common areas of the Building, if any, and the common areas on the Site, including all sidewalks, access driveways, parking lot area, exterior light standards and fences. Landlord shall clean and provide snowplowing and landscaping for the same. Landlord shall have no obligation to make any such repairs until a reasonable time after Landlord's receipt of written notice from Tenant specifying the fees for such repairs. Tenant has the right to install vending machines with prior written consent of Landlord which approval shall not be unreasonably withheld or delayed. Section
9.3. Cafeteria Service. Landlord shall make available food service at Landlord's main Cafeteria on the Site which may be purchased by Tenant's employees and visitors. Tenant may install vending machines in the Premises using Landlord's vending machine supplier.

                                   SECTION 10

                               TENANT'S COVENANTS

     SECTION 10.1. USE. Tenant shall use the Premises only for the Permitted Uses and shall from to time procure all licenses and permits necessary therefor at Tenant's sole expense. In no event may Tenant's use of the Premises, the parking area or any of the common areas of the Building or Site interfere with the use of the Site by Landlord and/or other occupants of the Site.

     SECTION 10.2. TRASH AND JANITORIAL SERVICE. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises (which shall be stored at a location on the Site to be mutually agreed upon by Tenant and Landlord) and shall arrange for and be responsible for all of the costs of a trash and rubbish removal and janitorial service in connection with Tenant's use of the Premises.

     SECTION 10.3. TENANT'S COMPLIANCE WITH LAW. Tenant, shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, orders, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and ground water conditions, and (iii) the presence, use, generation, manufacture, production, installation, maintenance, removal, disposal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in Applicable Law or policy from any previously existing Applicable Law or policy Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Law.

     SECTION 10.4. INSPECTION; COMPLIANCE. Landlord, Varian and/or any Lender shall have the right to enter the Premises at any time, provided that prior notice is given except in the case of an emergency, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Law, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on, under or from the Premises. The costs and expenses of any such inspections shall by paid by the party requesting same, unless an Event of Default, violation of Applicable Law, or a contamination, caused or materially contributed to by Tenant is found to exist or be imminent in Landlord's subjective, good faith judgment, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord and/or the applicable Lender, as the case may be, for the costs and expenses of such inspections.

     SECTION 10.5.  BUILDING  CONTAMINANTS.  Without  limiting the provisions of
Section 8, to prevent the generation, growth, or deposit of any mold, mildew, bacillus, virus, pollen or other micro-organism (collectively, "Biologicals") and the deposit, release or circulation of any indoor Contaminants, including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, "Contaminants"), that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an "Occupant"), Tenant shall, at Tenant's sole cost and expense, at all times during the Term (i) operate the Premises in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate and (ii) otherwise operate the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. If any governmental entity or any Occupant alleges that health, safety or welfare has or could be adversely affected by any such Contaminants, Tenant shall notify Landlord in writing within twenty-four (24) hours of the time the allegation is made. Landlord may then elect to engage the services of an industrial hygiene testing laboratory (or alternatively or concurrently require Tenant to do the same) to determine whether the cause of any alleged adverse health effect is or could be attributable to any Contaminants present within the Premises. Tenant shall be responsible for all such testing costs and for any consequential damages and costs (including, without limitation, any third-party claims, loss of rental, remediation, removal and/or abatement costs, and increase in insurance premiums) resulting from Tenant's failure to comply in whole or in part with the terms of this Section 10.5.

     SECTION 10.6. TENANT'S WORK. Tenant shall not make any installations, alterations, additions or improvements (collectively, the "Improvements") in or to the Premises costing in the aggregate more than Ten Thousand Dollars ($10,000) and/or requiring a building permit, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Plans and specifications pertaining to any proposed Improvements must be submitted to Landlord for approval, along with the name of the contractor to perform such work, at least thirty (30) days prior to the commencement of construction of the Improvements. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If reasonably requested by Landlord, Tenant shall furnish to Landlord prior to the commencement of any such work a bond or other security acceptable to Landlord assuring that any work to be performed by, or on behalf of, Tenant, will be completed in accordance with the approved plans and specifications. Tenant shall keep the Premises at all times free of liens for labor and materials. If any such lien is filed, Landlord may, but shall not be required to, take such action as Landlord in its sole discretion deems necessary to remove all such liens, Tenant shall pay to Landlord upon demand the amounts expended by Landlord in causing such removal, together with interest thereon at the Delinquency Rate (as hereinafter defined) from and including the date of Landlord's expenditure until the date Landlord is reimbursed by Tenant.

     In connection with the construction of all Improvements, Tenant shall engage a contractor (licensed to conduct business in the Commonwealth of Massachusetts) who shall obtain and maintain general liability insurance and property damage insurance and workers' compensation insurance in amounts not less than required of Tenant under Section 6 and such policies (excluding the workers' compensation insurance) shall name Landlord as an additional insured and will be issued by insurance companies licensed to do business in the Commonwealth of Massachusetts, satisfactory to Landlord and having an A.M. Best's rating of not less than A. Certificates of insurance relative to such policies shall be delivered to Landlord prior to the commencement of construction of any Improvements.

     Tenant shall save Landlord harmless and indemnified from all injuries, losses, costs (including, without limitation), claims and damages to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

     SECTION 10.7. INDEMNITY. Tenant shall defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages now or hereafter secured by the Building and/or the Site (collectively, "Lenders") and any other party having an interest in the Premises, the Building and/or the Site (collectively, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, or by another Tenant, or its servants or agents, (b) violation of this Lease by Tenant, or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublicenssees or invitees.

     SECTION 10.8.  LANDLORD'S RIGHT TO ENTER. Without limiting any provision of
Section 10.4, Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice to examine the Premises, make such repairs and replacements as Landlord may be required to make under the terms of this Lease or may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and Lenders, and, during the last year of the Term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

     SECTION 10.9. PERSONAL PROPERTY AT TENANT'S RISK. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damage by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

     SECTION 10.10. PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. Tenant shall pay, on demand, Landlord's expenses, including reasonable attorneys' fees and expenses, incurred in enforcing any obligation of Tenant under this Lease (including, without limitation, enforcing any indemnification agreement set forth herein) or in curing any default of Tenant under this Lease as provided in
Section 12.4.

     SECTION 10.11. YIELD UP. At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such installations or improvements made by Tenant as Landlord shall request Tenant to remove) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section 10.11.

     SECTION 10.12. ESTOPPEL CERTIFICATE. Upon not less than five (5) business days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Tenant's knowledge, that Landlord is not in default hereunder (or if Tenant claims Landlord is in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 10.12 may be relied upon by any prospective purchaser or mortgagee of the Building and/or the Site.

     SECTION 10.13. LANDLORD'S EXPENSES RE CONSENTS. Tenant shall reimburse Landlord promptly on demand for all out-of-pocket expenses reasonably incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder. Out of pocket expenses shall not include any legal fees incurred by Landlord.

     SECTION 10.14. RULES AND REGULATIONS. Tenant shall comply with such reasonable Rules and Regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Site and Building.

     SECTION 10.15. HOLDING OVER. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord Fixed Rent for the time Tenant thus remains in possession in an amount equal to the greater of (i) the then current Annual Fixed Rent Rate specified in Section 1 multiplied by
1.25 or (ii) one hundred twenty-five percent (125%) of the then current market rate for similar space in the same general geographic area as the Premises, and, in addition thereto, shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section 10.15 do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to remove Tenant through summary proceedings for holding over beyond the expiration of the Term.

     SECTION 10.16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except with prior written approval thereof from Landlord which approval shall not be unreasonably withheld or delayed, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

     Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment or subletting if (a) the financial strength, net worth and creditworthiness of the proposed assignee or sublessee are not at least equal to that of the existing Tenant both at the time of the proposed assignment or subletting and at the date hereof; (b) the business reputation of the proposed assignee or sublessee is not in accordance with generally accepted commercial standards or is not at least equal to that of the existing Tenant, both at the time of the proposed assignment and at the date hereof; (c) the gross revenues reasonably anticipated to be received from the conduct of business on the Premises by the proposed assignee or sublessee are not at least equal to that of the existing Tenant both at the time of the proposed assignment or subletting and as of the date hereof; (d) the use of the Premises by the proposed assignee or subtenant will violate or create any potential violation of Applicable Law; and (e) the use of the Premises will violate any other agreements affecting the Premises, the Building, the Site or Landlord. In connection with any proposed assignment or subletting, Tenant shall provide to landlord such financial and other information relating to the proposed assignee or sublessee as Landlord may reasonably request.

     If for any assignment or sublease Tenant shall receive rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder (or in the case of the sublease of part, in excess of such rent allocable to the part) after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord, as Additional Rent, ninety percent (90%) of such excess of such payment of rent or other consideration received by Tenant, promptly after its receipt.

     For the purposes of this Section 10.16, the term "assign" shall be deemed to include any one or more sales, pledges or other transfers of (i) any of capital stock of any class of Tenant, (ii) ten percent (10%) or more of the capital assets or income interest in Converter Power Inc. Notwithstanding anything contained herein to the contrary, Landlord's consent to any assignment or sublease shall be conditioned upon the consent thereto from any and all Lenders.

     Notwithstanding the foregoing, Landlord's consent shall not be required (i) for a sublease or assignment to any entity controlled by, controlling or under common control with Tenant, or (ii) for an assignment to any entity which is a successor to Tenant by virtue of the acquisition of all or substantially all of the assets or voting shares of Tenant, provided that in all cases under clauses
(i) and (ii) above no assignment or subletting shall affect the continuing primary liability of Tenant (which following assignment shall be joint and several with the assignee), and provided further that Tenant's right of assignment under clause (ii) above shall be conditioned upon Landlord's written acknowledgment, which it shall not unreasonably withhold, that it has received from Tenant, at least 15 days prior to any proposed assignment pursuant to clause (ii), evidence satisfactory to Landlord that the net worth of the successor is and will be immediately after such assignment equal to or greater than the net worth of Tenant as of the date of such notice.

     SECTION 10.17. OVERLOADING AND NUISANCE. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

     SECTION 10.18. SIGNS. Tenant shall not place or permit to be placed any sign on the Premises, the Building or the Site without the prior written approval of Landlord, which approval shall include approval of the style, size and design of the sign, but shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may only place signs in the locations designated on Exhibit A. All such signs shall comply with any and all applicable laws, regulations and restrictions and shall be the sole cost and responsibility of Tenant. Landlord may require their removal at Tenant's sole cost and expense upon the expiration or earlier termination of this Lease. Tenant shall not place or permit to be placed any other notices or advertisements on the Premises, the Building or the Site.

     SECTION 10.19. MAINTENANCE. Except as otherwise provided in Sections 9 and 11, Tenant shall keep and maintain the Premises and all glass in windows in good order, repair and condition, reasonable wear and tear and damage by fire or other insured casualty only excepted.

                                   SECTION 11

                               CASUALTY OR TAKING

     SECTION 11.1. TERMINATION. In the event that greater than twenty-five percent (25%) of the Premises shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking. In the event that the Premises shall be destroyed or damaged by fire or casualty (a "Casualty"), Tenant shall immediately give notice thereof to Landlord and within thirty (30) days of receipt of such notice, Landlord shall determine whether it will require in excess of one hundred eighty (180) days from the date of the Casualty to restore the Premises. If Landlord determines it will require in excess of one hundred eighty (180) days from the date of the casualty to restore the Premises, this Lease may be terminated by either Landlord or Tenant by notice to the other within forty-five (45) days after the casualty. In the case of a Taking such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking.


     SECTION 11.2. RESTORATION. In the event of a Taking or a Casualty, if neither Landlord nor Tenant exercises the election to terminate provided in
Section 11.1, this Lease shall continue in force and a just proportion of the Fixed Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises shall be abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to
Section 11.1, Landlord covenants to do with reasonable diligence at Landlord's expense. Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

     SECTION 11.3. AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation from a Taking shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request and Tenant agrees to reasonably cooperate with Landlord in pursuing such claims. Notwithstanding the foregoing, Tenant may pursue any claim(s) to which it may be entitled against a taking authority for reimbursement of relocation expenses, personal property and trade fixtures.



                                   SECTION 12

                                     DEFAULT

     SECTION 12.1. EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

     (a) if Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum payable hereunder and if such default shall continue for ten (10) days after notice to Tenant;

     (b) if Tenant shall fail to observe or perform any other term, covenant, condition or warranty of this Lease, other than as specified in subsections (c) through (g) below, and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within a period of one hundred twenty (120) days after such notice; or

          (c) if any assignment for the benefit of creditors shall be made by Tenant;

          (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

          (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged, bonded off, or otherwise secured against to the sole satisfaction of Landlord within ninety (90) days thereafter;

          (f) if a petition is filed by Tenant seeking appointment of a receiver of Tenant (or of the whole or substantially all of its property), or for liquidation, or for reorganization or an arrangement or any other relief under any provision of the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof as then in force and effect; or

          (g)  if an  involuntary  petition  seeking  the  relief  described  in
               Section 12.1

          (f) is filed against Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter,

then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effect without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     SECTION 12.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 12.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the term, such excess to be discounted to present value at the then current Federal Reserve Bank discount rate. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 12.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     SECTION 12.3. REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

     SECTION 12.4.  LANDLORD'S RIGHT TO CURE DEFAULTS. At any time following ten
(10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 12.7 from the date of payment by Landlord to the date of payment by Tenant.

     SECTION 12.5. EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

     SECTION 12.6. NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. An endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

     SECTION 12.7. INTEREST ON OVERDUE SUMS. If Tenant fails to pay Fixed Rent, Additional Rent or any other sum payable by Tenant to Landlord by the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord or any period of grace allowed to Tenant), the amount so unpaid shall bear interest, at a variable rate per annum (the "Delinquency Rate") equal to the greater of (i) four percent (4%) in excess of the base rate (prime rate) of The First National Bank of Boston from time to time in effect or (ii) the maximum interest rate permissible under applicable law, commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid.

                                   SECTION 13

                                   MORTGAGES

     SECTION 13.1. RIGHTS OF MORTGAGE HOLDERS. No Fixed Rent, Additional Rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 14.1, of such act or omission to any Lender whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such Lender shall, with reasonable diligence have commenced and continued to remedy such act or omission or to cause the same to be rendered.

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

     SECTION 13.2. SUPERIORITY OF LEASE; OPTION TO SUBORDINATE. Unless Landlord exercises the option set forth below in this Section 13.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant, in such holder's customary form, by the terms of which such holder will agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title and (c) accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this
Section 13.2.


                                   SECTION 14

                            MISCELLANEOUS PROVISIONS

     SECTION 14.1. NOTICES FROM ONE PARTY TO THE OTHER. For the purposes of this Lease, all notices, demands, requests, or refusal to accept delivery which may be or are required to be given under this Lease shall be in writing and shall be given by personal delivery, or by certified mail, return receipt requested, postage prepaid, or by Federal Express or similar nationally recognized overnight courier, charges prepaid, and addressed to Landlord at Communications & Power Industries, Inc., Attention: Facilities Manager, 150 Sohier Road, Beverly, Massachusetts 01915, and addressed to Tenant at Converter Power Inc.,
Attention: Wendy Ventura, 148 Sohier Road, Beverly, Massachusetts 01915. The addresses of the parties may be changed from time to time by notice given in the manner set forth in this Section 14.1. Each notice, request, demand, advice or designation given under this Lease shall be deemed properly given upon actual receipt by the party to whom the same is addressed. Any notice shall be deemed duly given when delivered or tendered for delivery at such address.

     SECTION 14.2. QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the Fixed Rent, Additional Rent and all other sums due hereunder and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     SECTION 14.3. LEASE NOT TO BE RECORDED; NOTICE OF LEASE. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options and/or extensions, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

     SECTION 14.4.. BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while such party is the owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. Landlord shall not have any liability to Tenant for any incidental or consequential damages arising out of or related to the services provided under this Lease, including, but not limited to, the loss of use, revenue or profit arising from any delay or failure of Landlord's performance hereunder or for any defects or problems related thereto. Landlord's sole liability shall be to refund an equitable portion of the Fixed Rent paid by Tenant for such service or services which are the subject of claim or dispute.

     SECTION 14.5. ACTS OF GOD. Excepting only the obligation of Tenant to pay any monetary amount due hereunder, in any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control (other than financial inability) shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     SECTION 14.6. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

     SECTION 14.7. BROKERAGE. Landlord is responsible for paying one commission to "Broker", and Landlord agrees to pay such commission. Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Lease except "Broker", and covenants to defend with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom it has dealt and the costs incurred by Landlord in connection with the enforcement of this indemnification agreement. Landlord warrants and represents to Tenant that it has had no dealings with any broker or agent in connection with this Lease except "Broker", and covenants to defend with counsel approved by Tenant, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom it has dealt and the costs incurred by Tenant in connection with the enforcement of this indemnification agreement. The aforesaid indemnification agreement shall survive the expiration or earlier termination of this Lease.

     SECTION 14.8. MISCELLANEOUS. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, warranties, and understandings of the parties, written and oral, which pertain to said subject matter. No supplement, modification or amendment of this Lease shall be binding unless executed in writing by authorized representatives of the parties hereto.

     SECTION 14.9. CORPORATE AUTHORITY. Each individual executing this Lease on behalf of its respective corporation represents and warrants that such corporation is validly formed, duly authorized and existing, qualified to do business in the state of Massachusetts, has the full right and legal authority to enter into this Lease, and that such individual is duly authorized to execute and deliver this Lease in accordance with such corporation's bylaws and/or a Board of Directors resolution, and that this Lease is binding upon the parties in accordance with all the terms and conditions therein.

     SECTION 14.10. HEADINGS, EXHIBITS. The subject headings of the Sections of this Lease are included for purposes of convenience of reference only, and shall not effect the construction or interpretation of this Lease. All Exhibits referred to herein are a part of this Lease.

     SECTION 14.11. SEVERABILITY. If any one or more of the provisions, or a portion of any such provision, of this Lease shall be deemed to be contrary to law, invalid, illegal or unenforceable in any respect by any governmental agency or court of law having competent jurisdiction over the subject matter and the parties hereto, the remaining provisions shall be severable and enforceable in accordance with their terms. It is the express intent of the parties that in the event that any term, provision or portion of this Lease is deemed contrary to law, invalid, illegal or unenforceable, the parties shall make whatever reasonable adjustments in their arrangements, if any are required, as may be mutually fair in light of their original intent as reflected in this Lease.

     SECTION 14.12. TIME OF ESSENCE. Time is of the essence in regard to all obligations provided for in the Lease. Section 14.13. Grants and Easements. During the Term, Landlord reserves to itself the right, from time to time, to grant any easements, rights, restrictions and dedications (collectively, Grants), as it may deem necessary or as may be required by law and to cause the recording of any instruments evidencing such Grants, provided that such Grants do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to fully cooperate in relocating any such Grants which will not unreasonably interfere with Tenant's use of the Premises. Tenant shall sign any agreements with respect to such Grants as may be reasonably requested by Landlord and Tenant's failure to do so shall constitute a material breach of this Lease.

     SECTION 14.14. COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be valid and binding original, but all of which together shall constitute one and the same instrument. The signature page and acknowledgment of any counterpart may be removed therefrom and attached to any other counterpart to evidence execution thereof by all of the parties hereto without affecting the validity thereof.

WITNESS the execution hereof under seal as of the day and year first above written.

                                      Tenant:
                                      CONVERTER POWER INC., a
                                      Massachusetts corporation

                                      By ---------------------------------
                                      Name:
                                      Title:

                                      Landlord:
                                      COMMUNICATIONS & POWER
                                      INDUSTRIES, INC., a Delaware
                                      corporation

                                      By: --------------------------------
                                      Name:
                                      Title: